Exhibit 10.1

Sweep Feature Agreement

(Prudential Advisor)

This Sweep Feature Agreement (“Agreement”) is entered into as of July 30, 2004 among Wachovia Corporation (“Wachovia”), Prudential Financial, Inc. (“Prudential”), and Prudential Investment Management, Inc. (“Prudential Advisor”).

Recitals

A.	Wachovia and Prudential entered into a Retail Brokerage Company Formation Agreement, dated as of February 19, 2003, as amended by Amendment No. 1 thereto dated as of July 1, 2003 and Amendment No. 2 thereto dated as of August 27, 2003, providing for the creation and governance of Wachovia Securities Financial Holdings, LLC (formerly Wachovia/Prudential Financial Advisors LLC) (“WSFH”) and other matters incident thereto (“Formation Agreement”).

B.	On July 1, 2003, as required by the Formation Agreement, WSFH, Wachovia and Prudential entered into a Product Agreement (“Product Agreement”).

C.	In furtherance of the Product Agreement, (i) Wachovia, WSFH, Wachovia Securities, LLC (including Wachovia Securities Financial Network, LLC, hereinafter collectively referred to as “WSLLC”), Evergreen Investment Management Company, LLC (“Evergreen Advisor”), Prudential and Prudential Advisor entered into a Bank Deposit Account Sweep Feature Agreement effective as of October 1, 2003 (the “WSLLC Bank Deposit Agreement”), (ii) Wachovia, WSFH, Evergreen Advisor, First Clearing, LLC (“First Clearing”), Wexford Clearing Services, LLC (“Wexford”), Prudential and Prudential Advisor entered into a Bank Deposit Account Sweep Feature Agreement (First Clearing/Wexford) effective as of November 25, 2003 (the “Clearing Firms Bank Deposit Agreement”) and (iii) Wachovia, WSFH, WSLLC, Prudential, Prudential Advisor and Pruco Securities, LLC (“Pruco”) entered into a Bank Deposit Account Sweep Feature Agreement (Pruco Securities Brokerage Accounts) effective as of October 30, 2003 (the “Pruco Bank Deposit Agreement” and, together with the WSLLC Bank Deposit Agreement and the Clearing Firms Bank Deposit Agreement, the “Bank Deposit Sweep Feature Agreements”).

D.

WSFH, WSLLC, First Clearing and Wexford have proposed to replace or reduce the use of some of the COMMAND/Dryden Funds (as defined below) as vehicles for the automatic investment (sometimes referred to as “sweep”) of available cash balances in (i) brokerage accounts of clients of WSLLC (“WSLLC Brokerage Accounts”), (ii) brokerage accounts of clients of firms other than WSLLC and Pruco (“Introducing Firms”) for which First Clearing or Wexford provides clearing services (“Introducing Firm Brokerage Accounts”) and (iii) brokerage accounts of clients of Pruco (“Pruco Brokerage Accounts”), and to cause the conversion and/or transfer in bulk or otherwise of funds in the COMMAND/Dryden Funds to bank deposit accounts at Wachovia Bank N.A. (“Bank Deposit Accounts”) or Evergreen Funds (as defined below).

Agreements

Wachovia, Prudential and Prudential Advisor in consideration of the Recitals and the covenants and agreements set out herein, covenant and agree as follows:

1.	Commencing on the Effective Date (as defined below) and continuing until the Termination Date (as defined below), Wachovia will pay each month (or portion thereof) in arrears on or before the 15th calendar day of the next month to Prudential Advisor the sum of:

(a)	an amount equal to:

•	number of actual days in the month, or portion thereof, divided by 365, times

•	0.25% (25 basis points), times: (A) the Prudential Securities Firm Sweep Vehicles Base Amount, plus (B) 38% of the result (positive or negative) of subtracting the Closing Date Aggregate Securities Firm Sweep Vehicles Amount from the Current Aggregate Securities Firm Sweep Vehicles Amount, less

•	the Current Prudential Securities Firm Advisory Fee Amount; plus

(b)	an amount equal to:

•	number of actual days in the month, or portion thereof, divided by 365, times

•	0.16% (16 basis points), times: (A) the Prudential Introducing Firm Sweep Vehicles Base Amount, plus (B) 38% of the result (positive or negative) of subtracting the Closing Date Aggregate Introducing Firm Sweep Vehicles Amount from the Current Aggregate Introducing Firm Sweep Vehicles Amount, less

•	the Current Prudential Introducing Firm Advisory Fee Amount.

2.	Prior to the 15th calendar day of each month, Wachovia shall provide to Prudential a report with the following information:

(A)	the average balance during the immediately preceding month and the ending balance at the end of the immediately preceding month (calculated as provided in Paragraph 5 below) of all Bank Deposit Accounts in the aggregate and separately for each of the WSLLC Brokerage Accounts, the Introducing Firm Brokerage Accounts of First Clearing, the Introducing Firm Brokerage Accounts of Wexford and the Pruco Brokerage Accounts;

(B)	the average balance during the immediately preceding month (calculated as provided in Paragraph 5 below) and the ending balance at the end of the immediately preceding month of all Evergreen Funds in the aggregate and separately for each of the WSLLC Brokerage Accounts, the Introducing Firm Brokerage Accounts of First Clearing, the Introducing Firm Brokerage Accounts of Wexford and the Pruco Brokerage Accounts; and

(C)	the average balance during the immediately preceding month (calculated as provided in Paragraph 5 below) and the ending balance at the end of the immediately preceding month of all COMMAND/Dryden Funds in the aggregate and separately for each of the WSLLC Brokerage Accounts, the Introducing Firm Brokerage Accounts of First Clearing, the Introducing Firm Brokerage Accounts of Wexford and the Pruco Brokerage Accounts.

3.	The payments required by Paragraph 1 above are in lieu of any and all payments to Prudential Advisor called for by any of the Bank Deposit Account Sweep Feature Agreements in respect of any period on or after the Effective Date.

4.	As used herein, the following terms shall have the following respective meanings:

(A)	“Closing Date” means July 1, 2003, the Closing Date under the Formation Agreement.

(B)	“Closing Date Aggregate Introducing Firm Sweep Vehicles Amount” means $3,385.3 million, being the agreed aggregate balance of all Introducing Firm Brokerage Accounts invested in the COMMAND/Dryden Funds and the Evergreen Funds as of the close of business on the day immediately preceding the Closing Date as a result of the automatic investment or sweep feature of such accounts;

(C)	“Closing Date Aggregate Securities Firm Sweep Vehicles Amount” means $46,067.2 million, being the agreed aggregate balance of all WSLLC Brokerage Accounts and Pruco Brokerage Accounts invested in the COMMAND/Dryden Funds and the Evergreen Funds as of the close of business on the day immediately preceding the Closing Date as a result of the automatic investment or sweep feature of such accounts;

(D)	“COMMAND/Dryden Funds” means the money market mutual funds listed in Attachment 1;

(E)	“Current Aggregate Introducing Firm Sweep Vehicles Amount” for any month means the average aggregate balance during such month (calculated as provided in Paragraph 5 below) of all the Sweep Vehicles attributable to the automatic investment or sweep feature of all Introducing Firm Brokerage Accounts (other than Non-Legacy Introducing Firm Brokerage Accounts);

(F)	“Current Aggregate Securities Firm Sweep Vehicles Amount” means the average aggregate balance during such month (calculated as provided in Paragraph 5 below) of all the Sweep Vehicles attributable to the automatic investment or sweep feature of all WSLLC Brokerage Accounts and Pruco Brokerage Accounts;

(G)	“Current Prudential Introducing Firm Advisory Fee Amount” for any month means the portion of the amount of investment advisory fees earned by Prudential Advisor during that month in its capacity as advisor or subadvisor to any of the Sweep Vehicles that is attributable to Sweep Vehicle balances arising from the automatic investment or sweep of available cash balances in Introducing Firms Brokerage Accounts.

(H)	“Current Prudential Securities Firm Advisory Fee Amount” for any month means the portion of the amount of investment advisory fees earned by Prudential Advisor during that month in its capacity as advisor or subadvisor to any of the Sweep Vehicles that is attributable to Sweep Vehicle balances arising from the automatic investment or sweep of available cash balances in WSLLC Brokerage Accounts or Pruco Brokerage Accounts.

(I)	“Effective Date” means September 4, 2004, being the date of the planned conversion of the Prudential Securities Incorporated legacy data processing system to WSLLC platforms;

(J)	“Evergreen Funds” means the money market mutual funds listed in Attachment 2;

(K)	“Legacy First Clearing Introducing Firm” means an Introducing Firm of First Clearing (i) for which First Clearing was providing clearing services as of January 1, 2004 and (ii) for which the majority of available cash balances in the Introducing Firm Brokerage Accounts of such Introducing Firm were invested in one or more Evergreen Funds as of January 1, 2004.

(L)	“Legacy Wexford Introducing Firm” means an Introducing Firm of Wexford (i) for which Wexford was providing clearing services as of January 1, 2004 and (ii) for which the majority of available cash balances in the Introducing Firm Brokerage Accounts of such Introducing Firm were invested in one or more Command/Dryden Funds as of January 1, 2004.

(M)	“Non-Legacy First Clearing Introducing Firm” means an Introducing Firm of First Clearing that either (i) fails to meet the definition of Legacy First Clearing Introducing Firm or (ii) became or becomes an Introducing Firm of First Clearing on or after January 1, 2004.

(N)	“Non-Legacy Introducing Firm Brokerage Accounts” means Introducing Firm Brokerage Accounts of all Non-Legacy First Clearing Introducing Firms and Non-Legacy Wexford Introducing Firms.

(O)	“Non-Legacy Wexford Introducing Firm” means an Introducing firm of Wexford that either (i) fails to meet the definition of Legacy Wexford Introducing Firm or (ii) became or becomes an Introducing Firm of Wexford on or after January 1, 2004.

(P)	“Prudential Introducing Firm Sweep Vehicles Base Amount” means $350 million, being the agreed aggregate balance of all Introducing Firm Brokerage Accounts invested in the Prudential Funds as of the close of business on the day immediately preceding the Closing Date as a result of the automatic investment or sweep feature of such accounts;

(Q)	“Prudential Securities Firm Sweep Vehicles Base Amount” means $24,489.2 million, being the agreed aggregate balance of all WSLLC Brokerage Accounts and Pruco Brokerage Accounts invested in the Prudential Funds as of the close of business on the day immediately preceding the Closing Date as a result of the automatic investment or sweep feature of such accounts;

(R)	“Sweep Vehicles” means the Bank Deposit Accounts, the COMMAND/Dryden Funds and the Evergreen Funds; and

(S)	“Termination Date” means the tenth anniversary of the date upon which Prudential ceases to own, directly or indirectly, any equity interest in WSFH.

5.	For purposes of Paragraphs 1 and 4, the average balance during any month of any Sweep Vehicle shall be determined by dividing (i) the sum of the balances of such Sweep Vehicle at the close of business of each calendar day during the month by (ii) the number of calendar days in the month.

6.	This Agreement may be modified or amended only by a writing which expressly refers to this Agreement and is executed by all parties to this Agreement.

7.

This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.	Except as expressly provided herein, the Product Agreement remains in full force and effect.

9.	This Agreement shall be governed by and construed in accordance with the laws of the United States and the State of New York without regard to conflicts of laws principles.

10.	This Agreement may be executed in any number of counterparts, delivered by fax or otherwise, each of which shall be deemed to be one and the same instrument.

Entered into and effective as of the date first above written.

WACHOVIA CORPORATION

By:	/s/ David A. Hebner
Name:	David A. Hebner
Title:	Senior Vice President

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Kenneth Y.Tanji
Name:	Kenneth Y.Tanji
Title:	Vice President

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Steven B. Saperstein
Name:	Steven B. Saperstein
Title:	Vice President

Attachment 1

COMMAND/Dryden Funds

•	COMMAND Money Fund

•	MoneyMart Assets, Inc.

•	COMMAND Government Fund

•	Dryden Government Securities Trust/Money Market Series

•	Dryden Government Securities Trust/U.S. Treasury Money Market Series

•	COMMAND Tax Free Fund

•	Dryden Tax-Free Money Fund, Inc.

•	Dryden California Municipal Fund/California Money Market Series

•	Dryden Municipal Series Fund/New Jersey Money Market Series

•	Dryden Municipal Series Fund/New York Money Market Series

•	Reserve Portfolio; U.S. Dollar Liquid Reserve Fund

•	Prumerica International Money Fund

•	Cash Accumulation Trust/National Money Market Fund

Attachment 2

Evergreen Funds

Evergreen Money Market Fund

Evergreen U.S. Government Money Market Fund

Evergreen Municipal Money Market Fund

Evergreen California Municipal Money Market Fund

Evergreen New Jersey Municipal Money Market Fund

Evergreen New York Municipal Money Market Fund

Evergreen Worldwide U.S. Dollar Fund, Ltd.

Evergreen Florida Municipal Money Market Fund

Evergreen Pennsylvania Municipal Money Market Fund

Evergreen Treasury Money Market Fund